UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-541-1540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreements with Apergy Corporation

On May 9, 2018, Dover Corporation (“Dover”) entered into definitive agreements with Apergy Corporation, a wholly owned subsidiary of Dover at that time (“Apergy”), that, among other things, set forth the terms and conditions of the separation of Apergy from Dover (the “Separation”) and provide a framework for Dover’s relationship with Apergy after the Separation, including the allocation between Dover and Apergy of Dover’s and Apergy’s assets, employees, liabilities and obligations attributable to periods prior to, at and after the Separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of Apergy and the distribution of 100% of Apergy’s outstanding common stock, par value $0.01 per share, to Dover’s shareholders (the “Distribution”), the parties also entered into, on May 9, 2018, an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement.

Separation and Distribution Agreement

On May 9, 2018, Dover entered into a Separation and Distribution Agreement with Apergy that sets forth, among other things, the agreements between Dover and Apergy regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of Dover’s ongoing relationship with Apergy after the completion of the Separation and Distribution. The Separation and Distribution Agreement provides that:

•	Assets exclusively related to and liabilities to the extent relating to the Apergy businesses will be retained by or transferred to Apergy or one of Apergy’s subsidiaries.

•	All assets of Dover, other than the Apergy assets, and all liabilities to the extent relating to Dover’s retained business, will be retained by or transferred to Dover or one of its subsidiaries (other than Apergy or one of Apergy’s subsidiaries).

•	Liabilities related to, arising out of or resulting from businesses of Dover that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by, or associated with, such parties or their respective businesses (subject to certain exceptions).

•	Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, all out-of-pocket costs and expenses incurred by Dover or Apergy in connection with the Separation will be allocated between Dover and Apergy as disclosed in or contemplated by Apergy’s Information Statement, which is included as Exhibit 99.1 to Apergy’s Form 10 filed with the Securities and Exchange Commission on April 11, 2018.

Certain liabilities and obligations to be assumed by one party or for which one party has an indemnification obligation under the Separation and Distribution Agreement and the other agreements relating to the Separation may continue to be the legal or contractual liabilities or obligations of the other party. The party that continues to be subject to such liability or obligation will rely on the party that assumed the liability or obligation or the party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, to satisfy the performance and payment obligations or indemnification obligations with respect thereto. In addition, the Separation and Distribution Agreement provides for cross-indemnities that are principally designed to place financial responsibility for the obligations and liabilities of Apergy’s business with Apergy and financial responsibility for the obligations and liabilities of Dover’s business with Dover.

Employee Matters Agreement

On May 9, 2018, Dover and Apergy entered into an Employee Matters Agreement which governs the respective rights, responsibilities and obligations of the parties in connection with the Separation with respect to employee-related matters. The Employee Matters Agreement provides for the allocation and treatment of assets and liabilities, as applicable, arising out of incentive plans, retirement plans, and employee health and welfare benefit programs in which Apergy’s employees participated prior to the Separation, and the treatment of outstanding Dover incentive awards. In general, Apergy assumed liabilities relating to its current and former employees incurred before the Separation. Dover retained liabilities accrued prior to the Separation relating to certain Apergy participants in

Dover’s U.S. defined benefit pension plan. Pursuant to the Employee Matters Agreement, other than with respect to Dover performance shares, outstanding Dover equity awards held by Apergy employees were converted to Apergy equity awards and outstanding Dover equity awards held by Dover employees and non-employee directors were equitably adjusted, in each case, as of May 9, 2018. Then-outstanding Dover performance shares held by Apergy employees which related to a performance period ending after the Separation were cancelled as of immediately prior to the Separation.

Tax Matters Agreement

On May 9, 2018, Dover and Apergy entered into a Tax Matters Agreement which governs Dover’s and Apergy’s respective rights, responsibilities and obligations after the Distribution with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Distribution or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

In general, under the agreement:

•	Dover and Apergy will each be liable for all pre-Distribution U.S. federal income taxes, foreign income taxes and non-income taxes imposed on them or any of their subsidiaries;

•	Dover and Apergy will each be liable for 50 percent of certain taxes that are incurred as a result of the restructuring activities undertaken to effectuate the Distribution or as a result of the application of certain rules relating to consolidated federal income tax returns;

•	Apergy will be liable for taxes incurred by Dover that may arise if Apergy takes, or fails to take, as the case may be, certain actions that may result in the Distribution failing to meet the requirements of a tax-free distribution under Section 355 of the Code;

•	Dover and Apergy will each be liable for 50 percent of taxes incurred by Dover upon the Distribution failing to meet the requirements for a tax-free distribution under Section 355 of the Code, where such failure was the result of an act or failure to act on the part of both Dover and Apergy or neither Dover or Apergy; and

•	Dover and Apergy will each be liable for any transition tax under Section 965 of the Code resulting from the deferred foreign income of any of their non-U.S. subsidiaries (determined following the Distribution).

Neither party’s obligations under the agreement will be limited in amount or subject to any cap.

Apergy also agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the Separation, the Distribution and certain related transactions. Apergy and certain of its subsidiaries are barred from taking any action, or failing to take any action, where such action or failure to act may be expected to result in any increased tax liability or reduced tax attribute of Dover or any of its subsidiaries (determined following the Distribution). In addition, during the time period ending two years after the date of the Distribution, these covenants include specific restrictions on the ability of Apergy and certain of its subsidiaries to:

•	issue or sell stock or other securities (including securities convertible into Apergy stock but excluding certain compensatory arrangements);

•	cease to actively conduct its business or dispose of assets outside the ordinary course of business; and

•	enter into certain other corporate transactions which would cause Apergy to undergo a 40% or greater change in its stock ownership.

Apergy generally agreed to indemnify Dover and its affiliates against any and all tax-related liabilities incurred by them relating to the Separation, the Distribution and/or certain related transactions to the extent caused by an acquisition of Apergy stock or assets or by any other action or failure to act undertaken by Apergy or its affiliates. This indemnification provision will apply even if Apergy is permitted to take an action that would otherwise have been prohibited under the tax-related covenants described above.

Transition Services Agreement

On May 9, 2018, Dover and Apergy entered into a Transition Services Agreement pursuant to which Dover agreed to provide Apergy with various services, including certain information technology services, and Apergy agreed to provide Dover with various services, including certain services related to transitioning operations.

Apergy will pay a fee to Dover for any services utilized under the Transition Services Agreement at an agreed amount as set forth in the agreement, which fee is generally intended to allow Dover to recover all of its direct and indirect costs, generally without profit. Except as provided otherwise in the Transition Services Agreement, or with respect to specific services with other specified terms, the initial term of the Transition Services Agreement will end on January 31, 2019, and the term may then be extended until the one-year anniversary of execution of the Transition Services Agreement or such other period set forth on the schedules thereto (subject to earlier termination under certain circumstances).

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement, which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 9, 2018, Dover effected the Distribution and completed the separation of Apergy from Dover. Apergy is now an independent public company and commenced trading “regular way” under the symbol “APY” on the New York Stock Exchange on May 9, 2018. On May 9, 2018, the shareholders of record as of 5:00 p.m., New York time, on April 30, 2018 (the “Record Date”) received one share of Apergy common stock for every two shares of Dover common stock held as of the Record Date. Dover did not issue fractional shares of Apergy’s common stock in the Distribution. Fractional shares that Dover shareholders would otherwise have been entitled to receive were aggregated into whole shares to be sold in the open market at prevailing market prices by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares.

On May 9, 2018, Dover issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Distribution, on May 9, 2018, Mr. Sivasankaran Somasundaram resigned from his position as an executive officer of Dover. Mr. Somasundaram is the President & Chief Executive Officer and a director of Apergy.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Dover giving effect to the Distribution, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2.

(d)	Exhibits.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.1	Employee Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.2	Tax Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.3	Transition Services Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

99.1	Dover Corporation Press Release, dated May 9, 2018.

99.2	Dover Corporation Unaudited Pro Forma Consolidated Financial Information.

99.3	Dover Corporation Unaudited Adjusted Earnings from Continuing Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION

Date: May 11, 2018	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary